UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia	23060-9245
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (804) 217-5800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DX	New York Stock Exchange
8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.    Material Modifications to Rights of Security Holders.

Articles of Amendment to Implement Reverse Stock Split and Reduce Authorized Shares of Common Stock
Articles of Amendment of the Restated Articles of Incorporation (as amended, the “Articles of Incorporation”) of Dynex Capital, Inc. (the “Company”) became effective at 11:59 p.m. Richmond, Virginia time on June 20, 2019 (the “Effective Time”). The Articles of Amendment implemented the previously announced reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
As a result of the Reverse Stock Split, every three shares of Common Stock issued and outstanding immediately prior to the Effective Time and held by each holder was automatically combined into one validly issued, fully paid and non-assessable share of Common Stock, par value of $0.01 each, without any further action by the Company or the holder thereof.
No fractional shares will be issued in connection with the Reverse Stock Split. A holder of Common Stock otherwise entitled to receive a fractional interest in a share of Common Stock as a result of the Reverse Stock Split is, with respect to such fractional interest, entitled to receive cash (without interest) from the Company in lieu of such fractional interest in an amount equal to the product of (i) the closing price per share of the Common Stock as reported on the New York Stock Exchange (or any other exchange or system on which the Common Stock is then listed, traded or quoted) on June 20, 2019 and (ii) the fraction of one share owned by such holder.
As a further result of the Reverse Stock Split, each certificate that, immediately prior to the Effective Time, represented shares of the Common Stock (the “Old Certificates”) shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates have been combined, subject to the elimination of fractional share interests as provided above. A letter of transmittal relating to the Reverse Stock Split will be sent to record holders of certificated shares of Common Stock. Holders who receive this letter of transmittal should follow the instructions in such letter.
Holders of Common Stock who hold in “street name” in their brokerage accounts are not required to take any action as a result of the Reverse Stock Split. Their accounts were automatically adjusted to reflect the number of shares owned following the Reverse Stock Split.
The Reverse Stock Split did not change the terms of the Company’s common stock. After the Reverse Stock Split, shares of the Company’s common stock have the same voting rights and rights to dividends and distributions, and are identical in all other respects to the Company’s common stock authorized prior to the Reverse Stock Split. The Reverse Stock Split affected all of the Company’s common shareholders uniformly and did not affect any shareholder’s percentage ownership interests or proportionate voting power, other than as a result of the treatment of fractional shares as described above.
The Articles of Amendment also reduced the number of shares of Common Stock that the Company has the authority to issue from 200,000,000 to 90,000,000 shares of Common Stock, the par value of which remains unchanged.
The foregoing description of the Reverse Stock Split is only a summary of certain terms and conditions thereof and is qualified in its entirety by reference to the Articles of Amendment, which is filed herewith.

Effect of Reverse Stock Split on Series A Preferred Stock and Series B Preferred Stock

The Reverse Stock Split did not affect the number of authorized or outstanding shares of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), or 7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), or the dividend rate of any outstanding shares of Preferred Stock.

Sections 8 of Article IIIA and Article IIIB of the Company’s Articles of Incorporation govern the conversion rights of, respectively, the Company’s Series A Preferred Stock and Series B Preferred Stock. Upon the occurrence of a Change of Control (as defined in the Articles of Incorporation), each holder of Preferred Stock will, subject to the Company’s ability to redeem shares of Preferred Stock, have the right to convert some or all of the shares of Preferred Stock held by such holder into a number of shares of Common Stock equal to the lesser of (i) a number derived pursuant to a formula contained in the Articles of Incorporation and (ii) the Share Cap (as such term is defined in the Articles of Incorporation) applicable to each series of Preferred Stock. In addition, the aggregate number of shares of Common Stock issuable upon conversion of shares of either Series A Preferred Stock or Series B Preferred Stock is limited by an Exchange Cap (as defined in the Articles of Incorporation).

Sections 8 of Article IIIA and Article IIIB of the Company’s Articles of Incorporation provide for the pro rata adjustment of the Share Cap and the Exchange Cap for any share splits, including the Reverse Stock Split. Following the Reverse Stock Split, for the Series A Preferred Stock, the Share Cap has been adjusted from 4.9116 to 1.6372 and the Exchange Cap has been adjusted from 39,292,800 shares to 13,097,471 shares. For the Series B Preferred Stock, the Share Cap has been adjusted from 4.7574 to 1.5858 and the Exchange Cap has been adjusted from 33,301,800 shares to 11,100,490 shares.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 3.03 above, the content of which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1.1	Articles of Amendment of the Restated Articles of Incorporation, effective June 20, 2019 (incorporated herein by reference to Exhibit 3.1.1 to the Company’s Form 8-A/A filed June 24, 2019).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	June 26, 2019	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer